EX.99.(b)

BY-LAWS

OF

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

(a Delaware Statutory Trust)

These By-laws of Goldman Sachs MLP and Energy Renaissance Fund, a Delaware statutory trust, are subject to the Declaration of Trust of the Trust dated August 14, 2014, as from time to time amended, supplemented or restated (the “Declaration of Trust”). Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust control.

ARTICLE I

OFFICES AND SEAL

Section 1.1 Principal Office. The principal executive office of the Trust, and such additional offices as the Board of Trustees or the officers of the Trust may establish, shall be located in such places as the Board of Trustees or the officers may, from time to time, determine.

Section 1.2 Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 1.3 Seal. The Board of Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Trustee or officer of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.

ARTICLE II

SHAREHOLDERS

Section 2.1 Annual Meetings. The Trust shall hold annual meetings of Shareholders to the extent required by the 1940 Act, the rules thereunder, or the exchange on which Shares are listed. Annual meetings of Shareholders shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period.

Section 2.2 Advance Notice of Shareholder Nominations for Trustee and Other Shareholder Proposals.

(a) Shareholder Nominations for Trustee and Other Shareholder Proposals for Annual Meetings of Shareholders.

(i) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders only (1) pursuant to the Trust’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Trustees or any committee thereof or (3) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice by the Shareholder as provided for in this Section 2.2(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of any individual so nominated or on any such other business and who has complied with this Section 2.2(a). If the Shareholder ceases to be a holder of record of Shares of the Trust entitled to vote at such meeting on the nomination or proposal for which the Shareholder has provided notice prior to such meeting, the Shareholder’s proposal shall automatically be withdrawn from consideration at the meeting.

(ii) For nominations or other business to be properly brought before an annual meeting of Shareholders by a Shareholder pursuant to clause (3) of subsection (a)(i) of this Section 2.2, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other proposed business must otherwise be a proper matter for action by the Shareholders. To be timely, a Shareholder’s notice shall set forth all information required under Section 2.2(b) and shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the date of the preceding year’s annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(b) Content of Advance Notice of Shareholder Nominations for Trustee and Other Shareholder Proposals.

(i) Such Shareholder’s notice shall set forth the following information:

(1) as to each individual whom the Shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”), (A) the name, age, date of birth, business address, residence address and nationality of each such Proposed Nominee, (B) whether such Shareholder believes the Proposed Nominee is, or is not, an “interested person” of the Trust (as defined in the 1940 Act), and, if not an “interested person”, information regarding the Proposed Nominee that will be sufficient for the Board of Trustees or any committee thereof or any authorized officer of the Trust to make such determination in the sole discretion of such Board, committee or authorized officer, (C) sufficient information to enable the Governance and Nominating Committee of the Board of Trustees, or any other Committee of the Board as determined by the Trustees from time to time, to make the determination as to the Proposed Nominee’s qualifications required, and (D) the Proposed Nominee’s written, signed and notarized statement confirming the Proposed Nominee’s consent to being named in the proxy statement and intention to serve as a Trustee, if elected;

(2) as to any business other than the nomination of an individual for election or reelection as a Trustee that the Shareholder proposes to bring before the meeting, a description of the nature of the proposed matter to be considered by Shareholders stated with reasonable particularity, including the exact text of any proposal to be presented for adoption, the reasons for conducting such business at the meeting of Shareholders, a brief written statement of the reasons why the proposal is in the best interest of the Shareholders and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

(3) as to the Shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person (as defined in Section 2.4):

a. the class, series and number of any Shares of the Trust that are owned (beneficially or of record) by such Shareholder, Proposed Nominee or Shareholder Associated Person, the date on which such Shares were acquired and the investment intent of such acquisition and an explicit description of each Derivative Instrument (as defined in Section 2.4) which such Shareholder, Proposed Nominee or Shareholder Associated Person has entered into or is a party to or beneficiary of and the number, class and series to which such Derivative Instrument relates,

b. the nominee holder for, and number of, any Shares and the nominee holder for each Derivative Instrument owned beneficially but not of record by such Shareholder, Proposed Nominee or Shareholder Associated Person and evidence establishing such beneficial owner’s indirect ownership of, and, if applicable, entitlement to vote, such Shares or Derivative Instrument,

c. whether and the extent to which such Shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, long position, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (1) manage risk or benefit from changes in the price of (x) Shares of the Trust or (y) any combination of securities owned by the Trust that represent more than 30% of the value of the Trust’s assets, as reported in the most recent schedule of investments filed by the Trust with the Commission or as the Trust otherwise makes publicly available (“Portfolio Securities”), for such Shareholder, Proposed Nominee or Shareholder Associated Person or (2) increase or decrease the voting power of such Shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any issuer of any Portfolio Securities) disproportionately to such person’s economic interest in Shares of the Trust (or, as applicable, the Portfolio Securities), and, if applicable, the number, class and series of Shares (or, as applicable, Portfolio Securities) to which such transaction, agreement, arrangement or understanding relates,

d. any economic interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), of such Shareholder, Proposed Nominee or Shareholder Associated Person, individually or in the aggregate, in the Trust, other than an interest arising from the ownership of Shares where such Shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all Shareholders of such Shares or series or class of Shares,

e. a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among (i) the Shareholder and any Shareholder Associated Person and/or (ii) the Shareholder or any Shareholder Associated Person and any Proposed Nominee, and

f. a representation that the Shareholder is a holder of record of Shares of the Trust entitled to vote at such meeting on the nomination or proposal for which the Shareholder is providing notice, will remain such a Shareholder until such meeting, and intends to appear in person or by proxy at the meeting to propose such business or nomination.

(4) in the event that any Shareholder Associated Person has an interest or ownership referred to in clause (3) of this paragraph (i) of this Section 2.2(b), as to the Shareholder giving the notice, such Shareholder Associated Person and any Proposed Nominee:

a. the name and address and telephone number of such Shareholder, as they appear on the Trust’s share ledger, and the current name, business address, residence address and telephone number of such Shareholder, if different, each such Shareholder Associated Person and any Proposed Nominee,

b. all other information relating to such Shareholder and any such Shareholder Associated Person that would be required to be disclosed in the solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), all other information relating to any Proposed Nominee that would be required to be disclosed in the solicitation of proxies for election of the Proposed Nominee in an election contest (even if an election contest is not involved) and all other documents, materials or information relating to such Shareholder, each such Shareholder Associated Person and any Proposed Nominee that would otherwise be required in connection with any such solicitation, in each case, pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, and

c. the investment strategy or objective, if any, of such Shareholder and each such Shareholder Associated Person that is not an individual and a copy of the most recent prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Shareholder and each such Shareholder Associated Person.

(5) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting any Proposed Nominee or any other proposal of business on the date of such Shareholder’s notice; and

(6) a representation whether the Shareholder or the Shareholder Associated Person, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s outstanding Shares required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from Shareholders in support of such proposal or nomination.

(ii) In addition to the information expressly required to be provided in a written notice pursuant to Sections 2.2(a) and 2.2(b) of these By-Laws, the Shareholder shall also provide such other information as the Board of Trustees may reasonably request in order to assess whether the matter is a proper matter for Shareholder consideration and determine a position with respect to such proposal. Furthermore, with respect to the requirements of this Section 2.2(b), the Board of Trustees may require any individual proposed for nomination to the Board of Trustees to furnish such other information as the Board of Trustees may reasonably require or deem necessary to determine the eligibility of such individual to serve as a Trustee. The foregoing notice requirements of Sections 2.2(a) and 2.2(b) shall be deemed satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Trust of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Trust to solicit proxies for such annual meeting.

Section 2.3 Special Meetings. Special meetings of Shareholders shall be held only (i) as required by the 1940 Act or other applicable federal law; or (ii) as otherwise determined by the Trustees, in their sole discretion. Special meetings of Shareholders shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders pursuant to the Trust’s notice of meeting only (i) by or at the direction of the Board of Trustees or any committee thereof, or (ii) in the event that the Trustees have determined to hold a special meeting for the election of Trustees, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for this Section 2.3 and at the time of the special meeting, who is entitled to vote at the meeting in the election of any individual so nominated and who has complied with the notice procedures set forth in this Section 2.3. For nominations of individuals for election as a Trustee to be properly brought before a special meeting, the nominating Shareholder must provide notice containing the information required by subsection (b) of Section 2.2, which shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

Section 2.4 General. If information submitted pursuant to Section 2.2(b) by any Shareholder proposing a nominee for election as a Trustee or any proposal for any other business at any meeting of Shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with Section 2.2(b). Any such Shareholder shall notify the Trust of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the sole discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to Section 2.2(b) and (B) a written update of any information submitted by the Shareholder pursuant to Section 2.2(b) as of an earlier date. If a Shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with Section 2.2(b).

Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act and the 1940 Act and any rules and regulations thereunder, only such individuals who are nominated in accordance with Section 2.2 and 2.3 shall be eligible for election as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with Sections 2.2 and 2.3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.4 (including whether the Shareholder or Shareholder Associated Person, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Shareholder’s nominee or proposal in compliance with such Shareholder’s representation as required by clause (b)(i)(4) of Section 2.2) and (b) if any proposed nomination or business was not made or proposed in compliance with Section 2.2, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Section 2.4, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

For purposes of Sections 2.2 and 2.3, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service, (ii) or a Web site accessible to the public maintained by the Trust or its investment adviser or investment manager, or (iii) in a document publicly filed by the Trust with the Commission pursuant to the Exchange Act or the 1940 Act.

For purposes of Section 2.2 and 2.4, “Shareholder Associated Person” of any Shareholder shall mean (1) any person acting in concert with such Shareholder, (2) any beneficial owner of Shares of the Trust owned of record or beneficially by such Shareholder (as defined in Rule 16a-1(a)(1), without reference to the proviso therein, Rule 16a-1(a)(2), Rule 16a-2 or any successor provisions, under the Exchange Act) other than a Shareholder that is a depositary, and (3) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Shareholder.

Notwithstanding the foregoing provisions of this Section 2, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the 1940 Act and any rules and regulations thereunder with respect to the matters set forth in this Section 2; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2 (including Sections 2.2(a)(i)(3) and 2.3 hereof), and compliance with Sections 2.2(a)(i)(3) and 2.3 shall be the exclusive means for a Shareholder to make nominations or submit other business (other than, as provided in the last sentence of Section 2.2(b)(ii)), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).

Nothing in this Section 2 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Rule 14a-8 shall govern exclusively the Trust’s obligation to include a Shareholder proposal in the Trust’s proxy statement. Nothing in this Section 2 shall require disclosure of revocable proxies received by the Shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing by a Shareholder of an effective Schedule 14A under Section 14(a) of the Exchange Act.

“Derivative Instrument” shall mean any swap, short interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the price of Shares of the Trust or with a value derived in whole or in part from the value of Shares of the Trust (including any value derived in whole or in part from any decrease in the price of Shares of the Trust), whether or not such instrument or right shall be subject to settlement in Shares of the Trust or otherwise.

Section 2.5 Notice of Meetings. The Board of Trustees, the Secretary, an Assistant Secretary or at the direction of the Trustees any other officer or authorized person shall call a meeting of Shareholders of the Trust by giving written notice of the place, date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) and not more than one hundred twenty (120) days before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) given or addressed to the Shareholder at the address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication. No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 2.6 Postponement and Adjournment. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may postpone such meeting one or more times for any reason by giving, within a reasonable period of time prior to such meeting, notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2.5. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned by the chairman of the meeting or a vote of the Shareholders in accordance with the provisions of these By-laws. No notice of adjournment of a meeting to another time or place need be given to Shareholders. Any adjourned meeting may be held at such time and place as determined by the Board of Trustees or by the chairman of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority form the Board of Trustees in the sole discretion of such Board of Trustees, chairman, officers or authorized persons and announced at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary or an Assistant Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 2.7 Voting – Proxies. At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his or her duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of any series or class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months from the date of the proxy. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 2.8 Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions. Notwithstanding the foregoing, any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun.

A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.

The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter.

Section 2.9 Organization. At every meeting of Shareholders, the Chairman of the Board or, in his or her absence, the President or, in his or her absence, a Vice President or, in the absence of any of the foregoing officers, any other officer of the Trust, shall act as chairman of the meeting. At every meeting of Shareholders, the Secretary or, in his or her absence, an Assistant Secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chairman shall act as secretary.

Subject to these By-laws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these By-laws and such rules and regulations of the Board of Trustees, if any, the chairman of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 2.10 Record Date. The Trustees may from time to time fix in advance a date of any Shareholders’ meeting or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares. In addition, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine, in accordance with the provisions of the Declaration of Trust.

Unless otherwise required by law, the Declaration of Trust or these By-Laws, the Trustees are not required to fix a new record date for an adjourned meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for any class or series of Shares for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting. If the Trustees do not so fix a record date or close the register or transfer books of the affected Shares, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be 5:00 p.m., Eastern Time, on the business day next preceding the day on which notice is given or, if notice is waived, at 5:00 p.m., Eastern Time, on the business day next preceding the day on which the meeting is held.

Section 2.11 Voting Power. Notwithstanding any other provision of these By-laws, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) for the election of or removal of Trustees to the extent and as provided in the Declaration of Trust; (b) when required by the 1940 Act, Shares shall be voted by individual series or class; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more series, then only Shareholders of such series shall be entitled to vote thereon.

As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in these By-Laws. Until Shares of a series or class thereof are issued, as to that series or class the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, the Declaration of Trust or these By-Laws.

On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to all of the Shares that such Shareholder is entitled to vote on such proposal.

Section 2.12 Quorum; Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, the presence in person or by proxy of Shareholders owning Shares representing a majority or more of the total combined votes of all Shares of each series or class, or of the Trust, as applicable, entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such series or class or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Unless a different vote is required by statute, including the 1940 Act, or by the Declaration of Trust, at all meetings of the Shareholders, a quorum being present, all matters, including the election of Trustees, shall be decided by a majority of the Shares outstanding and entitled to vote thereon present in person or by proxy; provided, that if the Declaration of Trust, these By-laws or applicable federal law permits or requires that Shares be voted on any matter by individual series or classes, then a majority of the Shares of such series or class outstanding and entitled to vote present in person or by proxy shall decide that matter insofar as that series or class is concerned.

Section 2.13 Abstentions and Broker Non-Votes. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders’ meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be treated as a vote cast in favor of such proposal. Broker non-votes will be treated as Shares that are present for purposes of determining the number of Shares that are present with respect to any particular proposal, but will not be treated as Shares entitled to vote for such proposal or as votes cast in favor of such proposal. Abstentions and broker non-votes, therefore, will have no effect on proposals that require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval. With respect to matters to be decided by a majority of the Shares outstanding, entitled to vote and present in person or by proxy at the meeting, broker non-votes will have no effect on such matters, but abstentions with have the same effect as a vote “against.”

Section 2.14 Application of this Article. Meetings of Shareholders shall consist of Shareholders of any series or class thereof or of all Shareholders and this Article shall be construed accordingly.

ARTICLE III

BOARD OF TRUSTEES

Section 3.1 Regular Meetings. Regular meetings of the Board of Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.

Section 3.2 Special Meetings. Special meetings of the Board of Trustees or any committee for any purpose or purposes shall be held whenever and wherever ordered by the Chairman of the Board, the President or by any one of the Trustees.

Section 3.3 Meetings by Telephone; Proxies. Subject to any applicable requirements of federal law, including the 1940 Act, (i) any meeting, regular or special, of the Board of Trustees (or any committee) may be held by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the Secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by federal law, including the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

Section 3.4 Notice. Subject to any applicable requirements of federal law, including the 1940 Act and except as otherwise provided, notice of any regular meetings need not be given. Special meetings shall be held whenever called by the President, the Chairman of the Board or by any one of the Trustees, at the time being in office. Notice of special meetings shall be given by the Secretary or an Assistant Secretary to each Trustee or by the officer or Trustee calling the meeting, by telephone, cable, wireless, facsimile, e-mail or other electronic mechanism to each Trustee at his or her business address (or such other location designated by the Trustee to an officer of the Trust), or personally delivered to him at least one day before the meeting. Notwithstanding the foregoing, notice may be given by any such electronic mechanism or by personal delivery at any time before the meeting, provided that (a) the Trustee or officer calling the meeting shall have made a good faith determination that the subject of the meeting is sufficiently urgent to require expedited notice; (b) such determination shall be ratified by the unanimous vote of the Trustees participating in the meeting; and (c) each Trustee is afforded the opportunity to participate in such meeting by conference telephone or similar communications equipment as provided in Section 3.3.

Section 3.5 Waiver of Notice. No notice of any meeting need be given to any Trustee who attends such meeting in person or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. Any written consent or waiver may be provided and delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means. A notice or waiver of notice need not specify the purpose of any meeting.

Section 3.6 Quorum and Voting. At all meetings of the Board of Trustees the presence of a majority or more of the number of Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. Subject to the requirements of the 1940 Act, the Trustees shall act by the requisite vote at a meeting duly called (including a meeting by telephonic or other electronic means) at which a quorum is present of a majority of the Trustees without a meeting.

Section 3.7 Action Without a Meeting. Except as otherwise provided under federal law, including the 1940 Act, or the Declaration of Trust, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if written consents thereto are signed by a majority of the Trustees. Except as otherwise provided under federal law, including the 1940 Act, any such written consent may be given by telegram, facsimile, telex, telecopier, electronic mail or similar electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Board of Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 3.8 Powers and Duties of the Chairman. The Trustees may, but need not, appoint from among their number a Chairman of the Board. When present he or she may preside at the meetings of the Shareholders and of the Trustees. He or she may call meetings of the Trustees and of any committee thereof whenever he or she deems it necessary.

ARTICLE IV

COMMITTEES

Section 4.1 Establishment. The Board of Trustees may designate one or more committees of the Trustees. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power that under federal law, including the 1940 Act, may lawfully be exercised only by the Board of Trustees.

Section 4.2 Proceedings, Quorum and Manner of Acting. In the absence of an appropriate resolution of the Board of Trustees, any committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member in accordance with applicable law.

ARTICLE V

TRUST OFFICERS

Section 5.1 General. The officers of the Trust shall include a President, a Secretary and a Treasurer, a Chief Compliance Officer and a Principal Financial Officer. The Trustees may elect such other officers or agents as the business of the Trust may require, including, without limitation, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. No such officer need be a Trustee or a Shareholder. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. Officers of the Trust shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, certifications or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any series thereof.

Section 5.2 Election, Term of Office and Qualifications. The Trustees shall elect the officers of the Trust. Each officer elected by the Trustees shall hold office at the pleasure of the Board of Trustees until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. Any person may hold one or more offices of the Trust except that the President may not hold the office of Vice President, the Secretary may not hold the office of Assistant Secretary, and the Treasurer may not hold the office of Assistant Treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.

Section 5.3 Resignation. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Trustees, the Chairman of the Board, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.4 Removal. Any officer may be removed from office with or without cause by the Board of Trustees. In addition, any officer or agent hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees.

Section 5.5 Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

ARTICLE VI

EXECUTION OF INSTRUMENTS

Section 6.1 General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, any Vice President, the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

Section 7.2 Waiver of Notice. Whenever any notice is permitted or required to be given by these By-laws or the Declaration of Trust or the laws of the State of Delaware, a waiver thereof provided or delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means by the person or persons entitled to said notice, whether before or after the time such notice was to be given, shall be deemed equivalent thereto.

Section 7.3 Writings. Notwithstanding any provision in the Declaration of Trust to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind or any signature referenced in, or contemplated by, the Declaration of Trust or these By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

ARTICLE VIII

AMENDMENTS

These By-laws may only be amended or repealed by the affirmative vote of a majority of the Trustees and 75% of the Continuing Trustees, and no Shareholder vote shall be required for any such amendment.

Adopted as of August 14, 2014

14